SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – June 1, 2011

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OMNICARE, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	1-8269 (Commission File Number)	31-1001351 (IRS Employer Identification No.)
100 East RiverCenter Boulevard, Suite 1600 Covington, Kentucky (Address of Principal Executive Offices)		41011 (Zip Code)

(859) 392-3300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
_______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On June 1, 2011, Omnicare, Inc. (the "Company") announced that its Board of Directors (the "Board") elected Mark A. Emmert and Barry Schochet to serve as directors of the Company effective June 1, 2011 until the next annual meeting of stockholders.  The Board also voted to increase the size of the Board to seven directors.  In addition, in light of the increased size of the Board, the Board approved the separation of the Audit and Compliance Committee into two committees, the Audit Committee and the Compliance Committee, effective June 1, 2011.  Dr. Emmert was appointed to serve on the Compliance Committee.  Mr. Schochet was appointed to serve on the Audit Committee and the Compliance Committee and will chair the Compliance Committee.

Dr. Emmert is currently President of the National Collegiate Athletic Association, a position he has held since October 2010.  Prior thereto, Dr. Emmert served as President of the University of Washington since 2004.  Dr. Emmert previously served as Chancellor at Louisiana State University and the University of Connecticut, and has held administrative and academic positions at Montana State University and the University of Colorado.  Dr. Emmert currently serves on the boards of directors of Expeditors International of Washington, Inc. and Weyerhaeuser Company.

Mr. Schochet currently serves as President and Chief Executive Officer of BPS Health Ventures, LLC, a healthcare consulting and investment firm, a position he has held since 2005.  He has also, since 2007, been an operating partner with CIC Partners, a mid-market private equity firm.  From 1995 until 2005, Mr. Schochet served in various executive capacities at Tenet Healthcare Corporation, including Vice Chairman.  He has also served as the Hospital Division President for National Medical Enterprises and as Chief Executive Officer of Cypress Community Hospital.  Mr. Schochet currently serves on the board of directors of Universal Hospital Services, Inc.

Dr. Emmert and Mr. Schochet will receive compensation in accordance with the Company's standard compensation arrangements for non-employee directors, which are described in the Company's proxy statement for the 2011 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 22, 2011.

A copy of the press release issued by the Company with respect to the election of these directors is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number

99.1	Press Release of Omnicare, Inc. dated June 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Omnicare, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICARE, INC.
By:     /s/ Alexander M. Kayne__________
Name: Alexander M. Kayne
Title:   Senior Vice President, General Counsel
            and Secretary

Dated:  June 3, 2011

EXHIBIT INDEX

99.1	Press Release of Omnicare, Inc. dated June 1, 2011.